ALLEN ORGAN COMPANY



     Exhibit 21 - Subsidiaries of the Registrant



   Subsidiaries Name              Trade Name (if different)       State of
                                                                Incorporation

   Rocky Mount Instruments, Inc.                              North Carolina

   Allen Diversified, Inc                                     Delaware

   Allen Organ International, Inc.                            US Virgin Islands

   VIR, Inc.                       VIR Linear Switch          Pennsylvania

   Eastern Research, Inc.                                     New Jersey

   Linear Switch Corporation                                  New Jersey

   Legacy Audio, Inc.                                         Illinois